Exhibit 99.3

Second Amendment

to

Employment Agreement

This Second Amendment to Employment Agreement (“Second Amendment”) is entered into as of December 30, 2008 by and between The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”) and Debby Zurzolo (the “Employee”).

WHEREAS, the Company and the Employee have previously entered into an Employment Agreement as of January 23, 2006, as amended by a First Amendment as of December 4, 2007 (the “Employment Agreement”);

WHEREAS, the Company and Employee each desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee agree as follows:

1.             Section 9 (e) of the Employment Agreement is deleted in its entirety and the following provision substituted in its place:

“(e) A “Change of Control” occurs if:

(i)            any Person (other than the Executive) or that Person’s Affiliate is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% (or 33 1/3% if acquired during a 12 month period) or more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”); or

(ii)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity) in which 40% or more of the company’s assets are transferred, other than:

(1)           a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(2)           a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding Voting Securities; or

(3)           a merger or consolidation that would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation.

In this subparagraph (ii), “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

(iii)          the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iv)          during any period of 12 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors.”

2.             Capitalized terms used without other definition in this Second Amendment shall have the meanings given to them in the Employment Agreement.

3.             Except as modified by this Second Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

4.             The validity, interpretation, construction and performance of this Second Amendment shall be governed by the laws of the State of California without regard to its conflicts of law principles.

“COMPANY”	“EMPLOYEE”

The Cheesecake Factory Incorporated	Debby Zurzolo
A Delaware corporation

By:
Printed Name:
Title:

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